P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	Contact:	Kathryn Bailey
September 25, 2020		Director of Finance
(740) 376-7138

PEOPLES BANCORP INC. TO ANNOUNCE 3RD QUARTER 2020 EARNINGS AND CONDUCT CONFERENCE CALL ON OCTOBER 20, 2020
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (Nasdaq: PEBO) today announced it intends to release third quarter 2020 earnings before the market opens on Tuesday, October 20, 2020, and conduct a facilitated conference call with analysts, media and individual investors at 11:00 a.m. Eastern Daylight Time on the same date.
The conference call will consist of commentary from Chuck Sulerzyski, President and Chief Executive Officer, and Kathryn Bailey, Chief Financial Officer and Treasurer (effective October 1, 2020), regarding Peoples’ results followed by a question and answer period. The dial-in number for this call will be (866) 890-9285. A simultaneous webcast of the conference call audio (listen-only mode) and archived replay will be accessible online via the “Investor Relations” section of Peoples’ website. The audio replay will be available for one year.
Individuals wishing to participate in the live conference call are encouraged to call or sign in at least 15 minutes prior to the scheduled start time.
Peoples Bancorp Inc. ("Peoples", Nasdaq: PEBO) is a diversified financial services holding company and makes available a complete line of banking, trust and investment, insurance and premium financing solutions through its subsidiaries. Headquartered in Marietta, Ohio since 1902, Peoples has established a heritage of financial stability, growth and community impact. Peoples has $5.0 billion in total assets and 89 locations, including 77 full-service bank branches in Ohio, Kentucky and West Virginia. Peoples is a member of the Russell 3000 index of U.S. publicly-traded companies.
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